FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.253.0731

Buffalo Wild Wings, Inc. Announces
Third Quarter Earnings per Share of $1.00

Minneapolis, Minnesota, October 28, 2015 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the third quarter ended September 27, 2015. Highlights for the third quarter versus the same period a year ago were:

◦	Total revenue increased 22.0% to $455.5 million

◦	Company-owned restaurant sales increased 23.2% to $431.8 million

◦	Same-store sales increased 3.9% at company-owned restaurants and 1.2% at franchised restaurants

◦	Net earnings decreased 11.6% to $19.2 million from $21.8 million, and earnings per diluted share decreased 12.2% to $1.00 from $1.14
Sally Smith, President and Chief Executive Officer, commented, “During the third quarter we acquired 41 franchised locations in Texas, New Mexico, and Hawaii, which includes two restaurants under development. We sincerely thank the hundreds of Team Members across the country that were part of the successful transition to company ownership. Combined with our ongoing company-owned development and other franchise acquisitions during the last 12 months, we've increased our company-owned Buffalo Wild Wings locations by 24% compared to a year ago.”

Ms. Smith continued, “Our same-store sales in the third quarter increased 3.9% at company-owned restaurants and 1.2% at franchised locations, despite a shift in the sports calendar resulting in one less week of football and fewer pay-per-view events than last year. We estimate this negatively impacted our same-store sales by 80 basis points. Cost of sales and labor as a percentage of restaurant sales were higher compared to the prior year, and, with the additional depreciation, amortization, and other expenses related to the recently completed franchise acquisition, our earnings per diluted share decreased year-over-year to $1.00.”

Total revenue increased 22.0% to $455.5 million in the third quarter, compared to $373.5 million in the third quarter of 2014. Company-owned restaurant sales for the quarter increased 23.2% over the same period in 2014, to $431.8 million, driven by a same-store sales increase at company-owned Buffalo Wild Wings restaurants of 3.9% and 109 additional Buffalo Wild Wings restaurants at the end of the third quarter of 2015. Franchise royalties and fees increased 3.6% to $23.8 million for the quarter versus $22.9 million in the third quarter of 2014. This increase is attributed to increased international franchise fees and increased same-store sales of 1.2% for the franchised Buffalo Wild Wings restaurants in operation at the end of the period compared to the same period in 2014.

Average weekly sales for company-owned Buffalo Wild Wings restaurants were $61,831 for the third quarter of 2015, compared to $59,643 for the same quarter last year, a 3.7% increase. Franchised Buffalo Wild Wings restaurants in the United States averaged $62,819 for the period versus $61,586 in the third quarter a year ago, a 2.0% increase.

For the third quarter, net earnings decreased 11.6% to $19.2 million versus $21.8 million in the third quarter of 2014. Earnings per diluted share were $1.00, compared to third quarter 2014 earnings per diluted share of $1.14.

2015 and 2016 Outlook

Ms. Smith remarked, “Same-store sales increased 2.8% at company-owned restaurants and 0.8% at franchised locations for the first four weeks of the fourth quarter of 2015 compared to 5.4% and 5.1%, respectively, for the same period last year. As we approach year end, we know our Guests will be rooting for their favorite NFL teams to reach the Super Bowl and their favorite college teams to reach a bowl game. We're excited to be the title sponsor of the Buffalo Wild Wings Citrus Bowl again this year."

Ms. Smith continued, "In anticipation of our purchase of the 41 franchised locations, we previously revised our 2015 net earnings growth goal to 13% to account for the incremental expense and transition costs we expected to incur in the third and fourth quarters. Based on our year-to-date results and updated outlook for the fourth quarter, we are now anticipating single-digit net earnings growth for the year."

Ms. Smith concluded, "We remain confident the Buffalo Wild Wings brand is strong and we're continually investing in our Guest Experience to increase sales. We're looking forward to 2016 and plan to open 50 company-owned Buffalo Wild Wings. Buffalo Wild Wings franchisees in the United States anticipate opening 30 restaurants and international franchisees should open approximately 15 locations. R Taco and PizzaRev will continue their growth plans through both company-owned and franchise development next year. As a result of this unit expansion combined with our ongoing sales-driving and operational initiatives, we believe net earnings growth in 2016 should exceed 20%.”

Buffalo Wild Wings will be hosting a conference call today, October 28, 2015 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until November 4, 2015. To access this replay, please dial 1.858.384.5517 password 391456.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,140 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our fourth quarter sales trends and projected unit and net earnings growth rates for 2015, 2016, and beyond. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 28, 2014, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Dollar and share amounts in thousands except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue:
Restaurant sales	$431,763	350,524	1,248,595	1,038,610
Franchise royalties and fees	23,763	22,934	73,904	68,697
Total revenue	455,526	373,458	1,322,499	1,107,307
Costs and expenses:
Restaurant operating costs:
Cost of sales	126,878	101,886	370,398	296,210
Labor	138,897	111,897	398,585	324,663
Operating	63,343	52,364	178,716	151,419
Occupancy	24,210	19,796	68,554	58,048
Depreciation and amortization	33,610	24,776	90,887	71,354
General and administrative	33,714	27,784	97,937	86,163
Preopening	4,777	3,594	9,251	8,369
Loss on asset disposals and impairment	1,269	1,371	4,180	3,369
Total costs and expenses	426,698	343,468	1,218,508	999,595
Income from operations	28,828	29,990	103,991	107,712
Other expense	(1,400)	(236)	(1,434)	(128)
Earnings before income taxes	27,428	29,754	102,557	107,584
Income tax expense	8,261	8,001	32,973	33,812
Net earnings including noncontrolling interests	19,167	21,753	69,584	73,772
Net loss attributable to noncontrolling interests	(69)	—	(214)	—
Net earnings attributable to Buffalo Wild Wings	$19,236	21,753	69,798	73,772
Earnings per common share – basic	$1.01	1.15	3.67	3.90
Earnings per common share – diluted	$1.00	1.14	3.65	3.89
Weighted average shares outstanding – basic	19,022	18,923	19,006	18,900
Weighted average shares outstanding – diluted	19,167	19,021	19,118	18,985

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
Revenue:
Restaurant sales	94.8%	93.9%	94.4%	93.8%
Franchise royalties and fees	5.2	6.1	5.6	6.2
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	29.4	29.1	29.7	28.5
Labor	32.2	31.9	31.9	31.3
Operating	14.7	14.9	14.3	14.6
Occupancy	5.6	5.6	5.5	5.6
Depreciation and amortization	7.4	6.6	6.9	6.4
General and administrative	7.4	7.4	7.4	7.8
Preopening	1.0	1.0	0.7	0.8
Loss on asset disposals and impairment	0.3	0.4	0.3	0.3
Total costs and expenses	93.7	92.0	92.1	90.3
Income from operations	6.3	8.0	7.9	9.7
Other expense	(0.3)	(0.1)	(0.1)	(0.0)
Earnings before income taxes	6.0	8.0	7.8	9.7
Income tax expense	1.8	2.1	2.5	3.1
Net earnings including noncontrolling interests	4.2	5.8	5.3	6.7
Net loss attributable to noncontrolling interests	(0.0)	—	(0.0)	—
Net earnings attributable to Buffalo Wild Wings	4.2%	5.8%	5.3%	6.7%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	September 27, 2015	December 28, 2014
Assets
Current assets:
Cash and cash equivalents	$11,479	93,329
Marketable securities	8,721	19,547
Accounts receivable, net of allowance of $25	35,168	28,322
Inventory	13,378	11,893
Prepaid expenses	8,815	4,215
Refundable income taxes	10,322	9,779
Deferred income taxes	17,419	15,807
Restricted assets	48,400	81,037
Total current assets	153,702	263,929

Property and equipment, net	604,300	494,401
Reacquired franchise rights, net	132,993	37,631
Other assets	28,424	19,399
Goodwill	99,678	38,106
Total assets	$1,019,097	853,466

Liabilities and Stockholders’ Equity
Current liabilities:
Unearned franchise fees	$2,148	2,099
Accounts payable	55,573	37,241
Accrued compensation and benefits	40,613	59,161
Accrued expenses	19,624	16,573
Current portion of long-term debt	1,927	—
Current portion of deferred lease credits	—	743
Due to related party	31,634	—
System-wide payables	48,778	79,668
Total current liabilities	200,297	195,485

Long-term liabilities:
Other liabilities	17,674	6,388
Deferred income taxes	27,191	39,815
Long-term debt	74,856	—
Deferred lease credits	44,170	37,479
Total liabilities	364,188	279,167

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 19,033,253 and 18,937,131, respectively	160,510	148,114
Retained earnings	497,493	427,695
Accumulated other comprehensive loss	(3,466)	(2,096)
Total stockholders’ equity	654,537	573,713
Noncontrolling interests	372	586
Total equity	654,909	574,299
Total liabilities and equity	$1,019,097	853,466

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Nine months ended
	September 27, 2015	September 28, 2014
Cash flows from operating activities:
Net earnings including noncontrolling interests	$69,584	73,772
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation	86,119	67,932
Amortization	4,768	3,422
Loss on asset disposals and impairment	4,180	3,369
Deferred lease credits	4,260	4,209
Deferred income taxes	(13,561)	(18,774)
Stock-based compensation	11,689	10,251
Excess tax benefit from stock issuance	(1,088)	217
Change in operating assets and liabilities, net of effect of acquisitions:
Trading securities	(173)	(657)
Accounts receivable	(4,982)	(3,323)
Inventory	(421)	(400)
Prepaid expenses	(868)	(7,245)
Other assets	74	(160)
Unearned franchise fees	104	333
Accounts payable	6,901	4,128
Income taxes	545	6,541
Accrued expenses	(248)	99
Net cash provided by operating activities	166,883	143,714
Cash flows from investing activities:
Acquisition of property and equipment	(124,233)	(95,347)
Acquisition of businesses	(209,713)	(7,307)
Purchase of marketable securities	(12,301)	(17,993)
Proceeds from marketable securities	23,300	—
Net cash used in investing activities	(322,947)	(120,647)
Cash flows from financing activities:
Proceeds from line of credit	197,422	—
Repayments of line of credit	(150,467)	—
Proceeds from related party borrowing	31,634	—
Other financing activities	(580)	—
Issuance of common stock	2,903	1,829
Excess tax benefit from stock issuance	1,088	(217)
Tax payments for restricted stock units	(7,847)	(7,474)
Net cash provided by (used in) financing activities	74,153	(5,862)
Effect of exchange rate changes on cash and cash equivalents	61	(612)
Net increase (decrease) in cash and cash equivalents	(81,850)	16,593
Cash and cash equivalents at beginning of period	93,329	57,502
Cash and cash equivalents at end of period	$11,479	74,095

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2015	501	517	573
2014	443	449	463	491
2013	397	407	415	434
2012	327	330	343	381
2011	263	277	288	319

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2015	593	593	569
2014	569	579	588	591
2013	514	525	534	559
2012	505	505	511	510
2011	488	492	498	498

Restaurant Count Rollforward:

	Nine months ended
	September 27, 2015			September 28, 2014
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	487	584	1,071	434	559	993
Opened	29	37	66	24	32	56
Acquired	54	(54)	—	3	(3)	—
Closed/Relocated	(2)	(4)	(6)	(2)	(7)	(9)
End of period	568	563	1,131	459	581	1,040
R Taco
Beginning of period	2	7	9	—	—	—
Opened	—	—	—	—	—	—
Acquired	1	(1)	—	2	7	9
Closed/Relocated	—	—	—	—	—	—
End of period	3	6	9	2	7	9
PizzaRev
Beginning of period	2	n/a	2	—	n/a	—
Opened	—	n/a	—	2	n/a	2
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	—	n/a	—	—	n/a	—
End of period	2	n/a	2	2	n/a	2
Consolidated
End of the period	573	569	1,142	463	588	1,051

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings locations in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	7.0%	4.2%	3.9%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%
2012	9.2%	5.3%	6.2%	5.8%	6.6%
2011	3.9%	5.9%	5.7%	8.9%	6.1%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	6.0%	2.5%	1.2%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%
2012	7.3%	5.5%	5.8%	7.4%	6.5%
2011	1.6%	2.7%	4.2%	5.9%	3.6%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	$64,851	61,960	61,831
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392
2012	55,131	51,524	52,561	55,595	53,783
2011	48,845	47,970	49,461	51,983	49,627

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2015	$67,075	63,904	62,819
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594
2012	57,282	54,766	55,608	58,490	56,570
2011	52,744	50,995	51,350	53,385	52,081